MERITAGE HOSPITALITY GROUP INC.
1971 East Beltline, N.E., Suite 200
Grand Rapids, MI 49525

_________________

Telephone: (616) 776-2600
Facsimile: (616) 776-2776
www.meritagehospitality.com

FOR IMMEDIATE RELEASE

CONTACT:
Robert E. Schermer, Jr.
Chief Executive Officer
Meritage Hospitality Group Inc. 616/776-2600

MERITAGE REPORTS EARNINGS IN THIRD QUARTER

             GRAND RAPIDS, Michigan, September 25, 2003. Meritage Hospitality Group Inc. (AMEX: MHG), the nation’s only publicly traded Wendy’s franchisee, today announced that net sales for the third quarter ended August 31, 2003 increased 6.0% to $13.2 million, compared to $12.4 million for the same period last year. Meritage’s net earnings for the quarter were $269,000 or $0.05 per share, compared to $443,000 or $0.08 per share for the third quarter in 2002.

             Net sales for the nine months ended August 31, 2003 increased 3.1% to $35.6 million, compared to $34.6 million during the same period last year. Meritage’s net earnings for the nine month period were $315,000 or $0.06 per share compared to net earnings of $556,000 or $0.10 per share for the same period in 2002. The nine month results include a profit of $751,000 earned from the sale of surplus real estate which the Company acquires from time to time in its restaurant development efforts.

             Meritage’s Chief Executive Officer, Robert E. Schermer, Jr., said, “Year-to-date, customer traffic and same-store sales are tracking above the Company’s expectations and continue to show progress quarter over quarter. In August, we introduced the new Homestyle Chicken Strips which have been well received by our customers. Our management team remains focused on a combination of restaurant operating initiatives and building market share through capital investment in existing restaurants and new restaurant development.”

            Mr. Schermer added, “2003 represents another active year of development by Meritage. By calendar year end, we will have opened three new Wendy’s restaurants, purchased two previously leased stores, and performed major remodels on eight older facilities. One of the leased sites we are acquiring, located in Grand Haven, Michigan, will be torn down, rebuilt and reopened by the end of November. At calendar year end, Meritage will own 36 of its 48 Wendy’s restaurants (75%), and all but two of its owned facilities will be new or recently remodeled.”

            The Company recently announced it has entered into an agreement in principle with O’Charley’s, Inc. to operate O’Charley’s restaurants throughout the State of Michigan pursuant to an exclusive multi-unit development agreement. Meritage will initially develop 15 stores, but believes that the market potential of O’Charley’s in Michigan would permit the construction of 35 O’Charley’s units over the next seven years. O’Charley’s is regarded as the quality leader in the casual restaurant segment, similar to Wendy’s reputation within the quick service segment. The agreement in principle with O’Charley’s is contingent upon certain conditions, and there is no assurance that these conditions will be met.

            Meritage currently operates 48 “Wendy’s Old Fashioned Hamburgers” restaurants throughout Western and Southern Michigan serving 7.0 million customers annually. The Company has been one of the fastest growing Wendy’s franchisees within the Wendy’s franchise system for the past three years. The Wendy’s franchise system is the third largest quick-service restaurant hamburger chain in the world with more than 6,200 restaurants and system-wide sales in excess of $7.1 billion. Wendy’s is the leading national, high quality hamburger concept in the quick-service restaurant category.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995

             Certain statements contained in this news release that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Forward-looking statements may also be identified by words such as estimates, anticipates, projects, plans, expects, intends, believes, should and similar expressions, and by the context in which they are issued. Such statements are based upon current expectations and speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

             Statements concerning expected financial performance, on-going business strategies and action which the Company intends to pursue to achieve strategic objectives, constitute forward-looking information. Implementation of these strategies and achievement of such financial performance are subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance to differ materially from these forward looking statements include, without limitation: competition; changes in the national or local economy; changes in consumer tastes and views about quick-service food; severe weather; changes in travel patterns; increases in food, labor and energy costs; the availability and cost of suitable restaurant sites; the ability to finance expansion; fluctuating interest rates; fluctuating insurance rates; the availability of adequate employees; directives issued by the franchisor; the general reputation of Wendy’s restaurants; and the recurring need for renovation and capital improvements. Also, the Company is subject to extensive government regulations relating to, among other things, zoning, minimum wage, public health certification, and the operation of its restaurants. Because the Company’s operations are concentrated in smaller urban areas of Michigan, a marked decline in the Michigan economy could adversely affect its operations.

Exhibit 99

Meritage Hospitality Group Inc. and Subsidiaries
Consolidated Statements of Earnings
For the Three Months Ended August 31, 2003 and September 1, 2002
(Unaudited)

	2003	2002
Food and beverage revenue	$13,168,844	$12,427,270
Costs and expenses
Cost of food and beverages	3,354,705	3,013,978
Operating expenses	7,505,410	7,128,753
General and administrative expenses	763,100	707,721
Depreciation and amortization	708,529	631,497

Total costs and expenses	12,331,744	11,481,949

Earnings from operations	837,100	945,321
Other income (expense)
Interest expense	(582,335)	(512,934)
Interest income	8,008	10,130
Miscellaneous income	5,892	380

Total other expense	(568,435)	(502,424)

Net earnings	268,665	442,897

Dividends on preferred stock	6,641	6,641

Net earnings on common shares	$262,024	$436,256

Net earnings per common share - basic and diluted	$0.05	$0.08

Weighted average shares outstanding - basic	5,347,501	5,329,775

Weighted average shares outstanding - diluted	5,640,591	5,738,096

Meritage Hospitality Group Inc. and Subsidiaries
Consolidated Statements of Earnings
For the Nine Months Ended August 31, 2003 and September 1, 2002
(Unaudited)

	2003	2002
Food and beverage revenue	$35,640,797	$34,559,034
Costs and expenses
Cost of food and beverages	8,833,286	8,466,828
Operating expenses	21,296,687	20,053,933
General and administrative expenses	2,152,834	2,213,735
Depreciation and amortization	2,093,307	1,912,679

Total costs and expenses	34,376,114	32,647,175

Earnings from operations	1,264,683	1,911,859
Other income (expense)
Interest expense	(1,743,008)	(1,430,256)
Interest income	28,109	34,160
Miscellaneous income	14,559	23,535
Gain on sale of assets held for sale	750,716	--

Total other expense	(949,624)	(1,372,561)

Earnings before income taxes	315,059	539,298
Income tax benefit	--	17,000

Net earnings	315,059	556,298
Dividends on preferred stock	19,926	19,926

Net earnings on common shares	$295,133	$536,372

Net earnings per common share - basic	$0.06	$0.10

Net earnings per common share - diluted	$0.05	$0.09

Weighted average shares outstanding - basic	5,345,331	5,326,918

Weighted average shares outstanding - diluted	5,653,943	5,668,463